Exhibit 15.6
CONSENT OF QUALIFIED PERSON
Re:     Annual Report on Form 20-F of ArcelorMittal

I, Michael Spleit, an employee of ArcelorMittal, am a mining engineer with over 15 years' experience in the mineral resource industry and a master's degree in mining engineering from McGill University. I have performed personal inspections of ArcelorMittal Liberia's Mt. Tokadeh, Mt. Gangra, and Mt. Yuelliton deposits on several occasions and most recently in March 2025.

I, Michael Spleit, in connection with ArcelorMittal's Annual Report on Form 20-F for the year ended December 31, 2025 (the "2025 20-F"):

a)    certify that I have supervised and validated the preparation of mineral reserve estimates for ArcelorMittal Liberia's Mt. Tokadeh, Mt. Gangra, and Mt. Yuelliton deposits;

b)    consent to the use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the 2025 20-F, the Registration Statements listed in paragraph (c) below and the ArcelorMittal Liberia Phase 2 and Phase 3 mineral reserve estimates; and

c)    consent to the incorporation by reference of the 2025 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and the Registration Statement No. 333-278551 on Form F-3 (and any amendments or supplements thereto).

I, Michael Spleit, am responsible for authoring, and this consent pertains to, ArcelorMittal Liberia Western Range mineral reserves. The preparation of ArcelorMittal Liberia Western Range mineral reserves is based on information provided by ArcelorMittal Mining Ltd., which includes capital costs, operating costs, and mineral processing assumptions. I have taken responsible measures to confirm information provided by others and take responsibility for the information.

I, Michael Spleit, certify that I have read the 2025 20-F and that it fairly and accurately represents the mineral reserve estimates for ArcelorMittal Liberia’s Mt. Tokadeh, Mt. Gangra, and Mt. Yuelliton deposits.

Dated: 2026-02-02

/s/ Michael Spleit
Michael Spleit, ing.| Mining Technical Services Manager
OIQ membership #: 145612
ArcelorMittal Mining UK Ltd
Mining | 6th Floor Berkeley Square House, Berkeley Square
London W1J 6DA, United Kingdom
(514) 285-1464

CONSENT OF QUALIFIED PERSON

Re:     Annual Report on Form 20-F of ArcelorMittal

I, Dr. Alistair Bryan Jeffcoate, an employee of ArcelorMittal, in connection with ArcelorMittal’s Annual Report on Form 20-F for the year ended December 31, 2025 (the “2025 20-F”):

a)    certify that I have supervised and validated the preparation of the mineral resource estimates for the Mt. Tokadeh, Mt. Gangra, and Mt. Yuelliton deposits;

b)     consent to the use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the 2025 20-F, the Registration Statements listed in paragraph (c) below and ArcelorMittal Liberia mineral resource estimates for the Mt. Tokadeh, Mt. Gangra, and Mt. Yuelliton deposits; and

c)     consent to the incorporation by reference of the 2025 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and the Registration Statement No. 333-278551 on Form F-3 (and any amendments or supplements thereto).

I am responsible for authoring, and this consent pertains to, ArcelorMittal Liberia mineral resource estimates for the Mt. Tokadeh, Mt. Gangra, and Mt. Yuelliton deposits. I certify that I have read the 2025 20-F and that it fairly and accurately represents the mineral resource estimates for each property for which I am responsible.

Dated: February 5th 2026

/s/ Alistair Bryan Jeffcoate
Dr. Alistair Bryan Jeffcoate
Manager - Mineral Resources & Exploration, ArcelorMittal Mining Ltd.
MAusIMM(CP), Membership No. 306906

ArcelorMittal limited
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Berkley Square House
Berkley Square
London
W1J 6DA
United Kingdom
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